                                                                    EXHIBIT 99.1

                                                                 EXECUTION COPY


                                JANUARY 17, 2003

THIS OUTLINE IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN. SUCH OFFER OR SOLICITATION ONLY WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

                        NUTRITIONAL SOURCING CORPORATION
                              SUMMARY OF TERMS OF
                             PROPOSED RESTRUCTURING

         This Summary of Terms describes certain of the principal terms of a proposed restructuring of certain of the outstanding indebtedness and liabilities of, and equity interests in, Nutritional Sourcing Corporation, a Delaware corporation (the "Company" or "NSC"). It is contemplated that the reorganization described herein will be implemented through a reorganization plan for the Company (the "Plan") under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"). This Summary of Terms shall not constitute or be deemed to constitute a legally binding commitment on the part of the Administrative Agent (as defined below) or any Lender nor shall it be construed as an undertaking by the Administrative Agent or any Bank to issue or arrange a commitment (including without limitation, with respect to any of the financings contemplated hereunder). This Summary of Terms is for discussion purposes only.

I.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.       Unclassified Claims (not entitled to vote)

         Administrative Claims:

         Approximately $__ million                    On the Plan effective date (the "Effective Date"), or as soon thereafter as practicable, each holder of an Allowed Administrative Claim will either receive payment in full in cash of the unpaid portion of such Allowed
                                                      Administrative Claim or have such Allowed Administrative Claim reinstated
                                                      based upon its existing terms.

         Priority Tax Claims:

         Approximately $_____                         At the option of the Company, either (i) each Allowed Priority Tax Claim will remain unaltered with respect to all the legal, equitable and contractual rights to which such Allowed Priority Tax Claim entitles the holder thereof,
                                                      (ii) each holder of an Allowed Priority Tax Claim will receive payment in full (in cash) on the Effective Date, or as soon thereafter as practicable,

                                                      or (iii) each holder of an Allowed Priority Tax Claim will receive payment over a six-year period from the date of assessment as provided in section
                                                      1129(a)(9)(C) of the Bankruptcy Code with interest payable at the lowest rate per annum permitted by applicable provisions of the Bankruptcy Code.

B.       Unimpaired Claims (deemed to accept)

         Class 1 - Bank Claims (Guaranty)

         Approximately $30 million plus
         $3.9 million of L/C's                        Class 1 includes all claims ("Bank Claims" or "Prepetition Bank Obligations")
                                                      against the Company (including principal and interest accrued at the non-
                                                      default rate through the Petition Date) based upon the certain Amended and
                                                      Restated Credit Agreement dated April 29, 1997 (the "Prepetition Credit
                                                      Agreement") by and among the administrative agent (the "Administrative
                                                      Agent"), the lenders parties thereto and their successors and assigns
                                                      (collectively, the "Lenders" or the "Bank Group"), the Company and certain of the Company's subsidiaries.

                                                      On the Effective Date or such earlier date as the Prepetition Bank
                                                      Obligations shall have been satisfied in full, the Prepetition Credit
                                                      Agreement shall be terminated and the Bank Group's secured guaranty claim and all related liens shall be released.

                                                      Unless otherwise agreed to by any holder of a Bank Claim and the Company, at the Company's election made on or prior to the Effective Date or such earlier date as the Bank Claims shall have been satisfied in full, with respect to each Bank Claim (a) the legal, equitable and contractual rights to which the
                                                      Bank Claim entitles the holder of such Bank Claim will remain unaltered, or
                                                      (b) upon the effective date of the Post-Confirmation Credit Agreement, each holder of an Allowed Bank Claim shall be paid in full in cash the amount of its Allowed Claim (other than that portion of any Bank Claim arising under an outstanding letter of credit which shall be satisfied by the replacement, reinstatement or cash-collateralization thereto in accordance with the terms

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
                                                      of the Prepetition Credit Agreement or as otherwise agreed between the
                                                      Company and such holder).(1)

C.       Impaired Claims (entitled to vote)

         Class 2 - (Senior Note Claims                Class 2 includes all claims against the Company (including principal and
         (9 1/2% Senior Note Claims                   interest accrued at the non-default rate through the Petition Date) based
         Approximately $177.3 million                 upon the Company's 9.50% Senior Notes due 2003 (the "Existing Notes") (the
         (plus accrued interest)                      holders of such notes shall be referred to as "Noteholders" and their claims as "Existing Noteholder Claims") pursuant to those certain Indentures dated
                                                      July 28, 1993 and April 29, 1997 (collectively, the "Senior Note
                                                      Indentures").

         Class 3 - Common Equity Interests            Class 3 includes the outstanding Common Stock of the Company.

D.       Treatment:

         Class 2 - Senior Note Claims

                                                      Class 2 Claims to be compromised, and shall be allowed in the amount of the outstanding obligations under the Senior Note Indentures in the approximate amount of $177.3 million (plus accrued interest).

                                                      On the Effective Date, or as soon thereafter as practicable or such later date as provided above, in full and final satisfaction of such claims, each holder of a Class 2 Claim shall receive its pro rata share of either (A)
                                                      (i) $51 million cash (the "Cash Consideration"), (ii) the Additional Cash
                                                      Contribution (as defined below) and (iii) $90 million 10.125% senior subordinated notes to be issued by the Company due 2009 (the "New Notes")
                                                      or (B) if the plan contemplated by subpart (A) of this paragraph is not consummated on or before September 30, 2003, or any of the Benchmarks (as defined below) shall not have been satisfied or any deposit into the Deposit


---------

(1) Alternatively, the Bank Claims shall be paid as Administrative Claims in the event that the Bank Group sells the Bank Claims to a new lender prior to the Consummation Date (as defined herein) and such new lender requires that the operating subsidiaries "rollover" their debt.

                                                      Account (as defined below) shall not have been timely made in full and the
                                                      Committee informs the Debtor in writing (the "Direction Letter") to proceed with an alternative plan (the "Alternative Plan"), the Alternative Plan
                                                      Consideration (as defined below).

                                                      Additional Cash Contribution shall mean $1.5 million per four week fiscal period to be deposited by NSC's operating subsidiaries into a segregated bank account (the "Deposit Account") on the fifth business day following the last day of each 4 week accounting period commencing with the accounting period
                                                      (each, a "Deposit Date") ending on January 25, 2003 and terminating on the date the Plan is consummated; provided that in the event that the Plan is to be consummated prior to the Deposit Date in any 4 week accounting period, the
                                                      Debtor shall cause a pro rata deposit with respect to such period to be made into the Deposit Account immediately prior to the date on which the Plan is consummated (all such full or pro-rated deposits, the "Additional Cash
                                                      Contribution"). In the event that the operating subsidiaries, in their business judgment, require the use of the cash in the Deposit Account, for an unanticipated expense that is not included in the budget provided to the
                                                      Committee on the date hereof (as such budget may be supplemented from time to time, after providing three business days notice to the Committee of such supplemental budget and the rationale therefore) and is required for the operation of such subsidiary's business, the Debtor shall (i) provide the
                                                      Committee with three business days notice prior to the use of such cash,
                                                      (ii) replenish the Deposit Account as soon as possible and (iii) inform the
                                                      Committee as to the status of such cash upon the earlier of (a) the
                                                      Committee's reasonable request or (b) the updates contemplated by Section
                                                      V(A) of this Term Sheet. The Deposit Account shall be replenished on or prior to the earlier of (a) the date the Plan is consummated or (b) September
                                                      30, 2003 (the "Consummation Date").

                                                      The Debtor shall provide the Committee with evidence of all deposits in the
                                                      Deposit Account within two business days after each deposit is made.

                                                      In the event that the Alternative Plan is confirmed, the Deposit Account shall remain the property of the Debtor's operating subsidiaries.

                                                      Alternative Plan Consideration shall mean (i) notes (the "Alternative Plan
                                                      Notes") in an amount not to exceed $125 million, at an interest rate of 12%
                                                      and maturity of 2009 provided that the drawn amount on the effective date of the Alternate Plan under the new working capital facility for NSC's operating subsidiaries shall not exceed $35 million (net of excess cash) and (ii) 100%
                                                      of the common equity interests.

                                                      The New Notes, or the Alternative Plan Notes, as the case may be, will be secured by a pledge of the stock of Pueblo International, LLC and Pueblo
                                                      Entertainment, Inc., the Company's main operating subsidiaries, in each case such stock pledge to be subordinate to the pledge of such stock to the lenders pursuant to the Senior Bank Facility (as defined herein).

                                                      The Cash Consideration shall be comprised of not less than $15 million (the
                                                      "Equity Contribution") to be contributed by the Debtor's sole shareholder
                                                      (the "Equity").

                                                      The Committee's direction shall be evidenced by a letter from the Committee's counsel to the Debtor's counsel.

                                                      Covenants and events of default shall be similar to the existing covenants and events of default in the indenture subject to adjustment on account of the Company's projections with a reasonable cushion; provided that no such covenant or event of default shall conflict or be more onerous than those covenants or events of default set forth in the Senior Bank Facility and provided further that an event of default under the Senior Bank Facility shall be an event of default under the new indenture.

                                                      Other terms, including call premium previsions (102 if new notes are redeemed in year 1 and 101 if the new notes are redeemed in year 2), to come.

         Class 3 - Common Equity Interests

                                                      If the Committee has directed the Debtor to consummate the Alternative Plan, then the Class 3 Interests shall be extinguished.

                                                      On the Effective Date, or as soon thereafter as practicable, in full and final satisfaction of such claims, the holder of the Class 3 claim shall receive either (A) new common stock ("New Common Stock") of the
                                                      Reorganized Company, such number being equivalent to 100.0% of the primary shares outstanding of New Common Stock of the Reorganized Company or (B)
                                                      zero, if the Alternative Plan is consummated.

II.      RELEASES, INDEMNIFICATION AND D&O INSURANCE

         The Plan shall provide for general mutual releases (in a form to be agreed upon with the Bank Group and the Committee) by the Company and the Reorganized Company for the benefit of all current directors and officers, common shareholders and controlling persons, the Bank Group, the Committee, each of the Company's and the Committee's respective advisors, and certain of the Company's affiliates, which releases are to be customary for transactions of this type as mutually agreed by counsel to the Company, the Bank Group and the Committee. The Plan shall also provide for the release of claims, if any, that the Company's officers and directors may have against the Company. In addition, except as provided in the next sentence, all indemnification provisions currently in place for directors, officers and each of the Company's advisors (whether in the Company's bylaws, contracts or otherwise) shall survive confirmation of the Plan. If the Alternative Plan is consummated, none of the indemnification provisions currently in place for directors, officers and each of the Company's advisors (whether in the Company's bylaws, contracts or otherwise) shall survive confirmation of the Plan except to the extent that any related claims are covered by insurance policies in respect of the Debtor. The Company may obtain sufficient tail coverage under its existing directors and officers insurance policy for current officers and directors provided that the terms are acceptable to the Committee which acceptance shall not be unreasonably withheld.

III.     OTHER PLAN PROVISIONS

         In addition to the foregoing provisions relating to classification and treatment of claims and interests, the Plan shall contain provisions appropriate under the circumstances concerning, among other things, the following: (i) disputed claims and reserves therefore; (ii) provide for the (A) subordination of the Company's liens on the assets of its operating subsidiaries (the "Company Lien") to the claims of the trade creditors of the Company's operating subsidiaries and (B) granting to the holders of the New Notes a lien on the Company Lien; each such lien to be junior to the liens granted to the lenders pursuant to the Senior Bank Facility, and (iii) retention of jurisdiction by the Bankruptcy Court for certain purposes. The Plan shall also contain standard conditions regarding its effectiveness, including conditions that the Plan may not be consummated unless (a) the operative documents and instruments to be issued thereunder and executed on the effective date of the Plan are reasonably satisfactory to the Committee and (b) the amount drawn under the Senior Bank Facility shall not exceed $61.5 million plus letters of credit, which provisions shall not be waivable unilaterally by the Debtor.

IV.      MANAGEMENT OF THE REORGANIZED COMPANY

A.       Board of Directors

         The Reorganized Company's Board of Directors will consist of the Company's existing Board of Directors unless the Alternative Plan is consummated. If the Alternative Plan is consummated, the Reorganized Company's Board of Directors will consist of the individuals identified by the Committee to the Debtor on or before the date on which the Alternative Plan is confirmed.

B.       Senior Management

         The Company contemplates the retention of its present senior management. The Debtor and the Equity shall cause the Debtor's senior management to cooperate with, and provide reasonable assistance to, the Committee and its designated senior management team in the event that the Alternative Plan is consummated.

V.       CONDITIONS PRECEDENT

         Conditions to the agreement of the Bank Group, Noteholders, the Debtor and the Equity holders to the Plan, the Effective Date, and to the restructuring described in this Term Sheet will include, without limitation, the following: (i) unless otherwise agreed to in writing by the Debtor and the Committee, the Debtor shall (A) agree to provide the Committee with an update of the negotiations with potential new lenders not less than once every 14 days, (B) file the Plan with the Bankruptcy Court on or before January 31, 2003; (C) file the Disclosure Statement and related pleadings seeking approval of the Disclosure Statement and approval of solicitation procedures with the Bankruptcy Court on or before January 31, 2003; (D) obtain an order approving the Disclosure Statement on or before April 14, 2003; (E) obtain confirmation of the Plan on or before May 30, 2003; (F) obtain a commitment letter for the Senior Bank Facility on or before July 31, 2003; (G) replenish the Deposit Account, if and to the extent such account is ever drawn upon, on or before the Consummation Date; and (H) effectiveness and substantial consummation of the Plan on or before September 30, 2003 (B through H shall be referred to collectively as the "Benchmarks"); (ii) reasonable satisfaction of the Administrative Agent, the Bank Group, the Noteholders, the Equity holders and the Debtor with the Plan and the confirmation order therefore and the operative plan documents, (iii) the Prepetition Bank Obligations shall have been paid in full and the Administrative Agent, on behalf of the Lenders shall have released all of its liens; (iv) unless the Alternative Plan is consummated, the Company's subsidiaries shall have obtained binding commitments for approximately $70 million (including a $5 million letter of credit sub-facility)(but in no event shall such facility exceed $80 million without the prior written consent of the Committee) in working capital and term loans (the "Senior Bank Facility"), which loans shall be secured by the granting on the Effective Date of a perfected security interest in all personal, mixed and real property of each borrower and guarantor a party to the Senior Bank Facility (subject to certain permitted liens and other exceptions reasonably satisfactory to the Agent of the Senior Bank Facility); and (v) satisfaction (consistent with the terms herein) of the parties with the releases described in Section III hereof and the terms of the releases and injunctions contemplated thereby.

VI.      NOTEHOLDER AGREEMENTS

         Each Noteholder identified as such on the signature page hereto represents and warrants to the Company that, as of the date hereof, (i) such Noteholder has investment or voting discretion with respect to its Existing Noteholder Claims and has the power and authority to bind the beneficial owner(s) of such Existing Noteholder Claims to the terms of this Agreement and
(ii) such Noteholder has full power and authority to vote and consent to matters concerning such Existing Noteholder Claims and to exchange, assign and transfer such Existing Noteholder Claims.

         The Noteholders hereby agree (i) to take all necessary and appropriate actions to support confirmation and consummation of the Plan in accordance with the Bankruptcy Code, (ii) not to object to confirmation of the Plan, or support any such objection by a third party or commence any proceeding to oppose or alter the Plan, and (iii) not to, directly or indirectly, seek, solicit or support any plan, proposal or offer of reorganization or liquidation of the Company other than the Plan. The Noteholders also agree, in the event that the Company fails to satisfy any of the Benchmarks or otherwise materially breaches this Term Sheet, (a) to take all necessary and appropriate actions to support confirmation and consummation of the Alternative Plan in accordance with the Bankruptcy Code, (b) not to object to confirmation of the Alternative Plan, or support any such objection by a third party or commence any proceeding to oppose or alter the Alternative Plan, and (c) not to, directly or indirectly, seek, solicit or support any plan, proposal or offer of reorganization or liquidation of the Company other than the Alternative Plan.

         Each of the Noteholders agrees not to, directly or indirectly, sell, transfer, assign or otherwise dispose of any Existing Notes or Existing Noteholder Claims unless the transferee thereof agrees in writing to be bound by this Summary of Terms by executing a counterpart signature page of this Summary of Terms and the transferor provides the Company and the Committee with a copy thereof, in which event the Company and the Committee shall be deemed to acknowledge that its obligation to the transferor shall be deemed to constitute obligations in favor of such transferee.

         Each of the foregoing agreements shall be several and not joint with respect to each of the Noteholders. None of the agreements in this Section VI shall be binding on any Noteholder in the event that the Company or the Equity is in breach of any material agreement or undertaking contained in this Term Sheet.

VII.     EXCESS PREPAYMENT PENALTY

         Equity agrees to pay any prepayment penalty on account of a change of control owed to Westernbank Puerto Rico ("Westernbank") in excess of $2.4 million (the "Excess Prepayment Penalty") if the Excess Prepayment Penalty becomes due and owing on account of (A) Equity's decision not to make the Equity Contribution or (B) the Debtor's failure to achieve any Benchmark, provided that Equity shall have no obligation to pay the Excess Prepayment Penalty if (i) with respect to clause B, the Committee does not issue the Direction Letter, (ii) Westernbank waives its right to receive the Excess Prepayment Penalty or otherwise decides not to enforce the prepayment penalty provision related to a change of control; or (iii) the Company's failure to achieve any Benchmark is caused by, or is the result of, (1) an objection filed by any creditor to the Disclosure Statement, the Plan, or any other motion or document related thereto; or (2) the incapacitation or unavailability of the bankruptcy judge, or a natural disaster, terrorist attack or any other act of a similar type or nature that renders it impossible for the Court to timely rule on the Disclosure Statement or the Plan. Equity's obligation to pay the Excess Prepayment Penalty pursuant to this Section VII terminates on the 180th day (the "Final Date") after the effective date of the Extension Agreement.

VIII.    MISCELLANEOUS

         The Debtor shall promptly seek an order stipulated with the Committee of the Bankruptcy Court extending its exclusivity period until August 30, 2003 (the "Extension Order"). Among other things, the Extension Order shall provide that if the Debtor fails to meet one or more of the Benchmarks or fails to comply with any of its material obligations hereunder, including (A) its obligations with respect to the Deposit Account, or (B) Equity fails to make the Excess Prepayment Penalty as set forth in Section VII of this Term Sheet, the Committee shall have the right to direct the Debtor to pursue solicitation, confirmation and consummation of the Alternative Plan (to the extent appropriate at such time). If the Committee so directs the Debtor and the Debtor fails to take whatever reasonable steps the Committee requests in connection therewith, then the Committee shall have the right to file a notice (the "Termination Notice") with the Bankruptcy Court terminating the exclusivity period for the purpose of pursuing the Alternative Plan, the Committee shall be free to pursue solicitation, confirmation and consummation of the Alternative Plan (to the extent appropriate at such time) and neither the Debtor nor the Equity shall take any action or file any pleading in opposition to the Alternative Plan or the Termination Notice, except to challenge whether the event giving rise to the Termination Notice actually occurred.

         The Debtor shall use its best efforts to timely prepare and finalize the documents required to accomplish the transactions described in this Term Sheet and to provide drafts of all pertinent documents to the Committee for its review and comment prior to filing such documents. The Company represents and warrants that, to the best of Debtor's knowledge and belief upon due inquiry, except as set forth on Exhibit A attached hereto, there are no agreements containing monetary payment provisions upon a change of control or severance provisions with respect to the Company or its subsidiaries. The Company covenants that (A) on or later than the date hereof, it will not enter into, and will not permit any of its operating subsidiaries to enter into, any agreement containing change in control or employee severance provisions with any employees or otherwise except as disclosed to the Committee prior to the date hereof or as otherwise consented to by the Committee, which consent shall not be unreasonably withheld or (B) it shall not take any action to increase the amount of the prepayment penalty on account of a change of control that would come due after the Final Date to exceed $2.4 million without obtaining the prior consent of the Committee.

         The terms set forth in this outline are part of a comprehensive compromise, each element of which is an integral aspect of the proposed restructuring and, as such, is non-severable.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.


NUTRITIONAL SOURCING CORPORATION                      PXC & M HOLDINGS, INC.


By: /s/ William T. Keon, III                          By: /s/ Steven I. Bandel
   --------------------------------                      --------------------------------
Name: William T. Keon, III                            Name: Steven I. Bandel
Its: President and Chief Executive Officer            Its: Executive Vice President


CREDIT SUISSE FIRST BOSTON INTERNATIONAL              BARCLAYS CAPITAL ASSET MANAGEMENT


/s/ Jeffrey D. Tuck                                   /s/ Steven J. Landzberg
-----------------------------------                   -----------------------------------
Name: Jeffrey D. Tuck                                 Name: Steven J. Landzberg
Its: Vice President                                   Its: Director


LOEB PARTNERS CORPORATION                             ML CBO IV (CAYMAN) LTD.
                                                      By: Highland Capital Management, L.P.
                                                      as Collateral Manager

/s/ Rob Grubin                                        /s/ James Dondero
-----------------------------------                   -----------------------------------
Name: Rob Grubin                                      Name: James Dondero
Its: V.P.                                             Its: CFA, CPA President

                                   EXHIBIT A

I.       NUTRITIONAL SOURCING CORPORATION

         Restated Certificate of Supermarket Investment, Inc.
         Amended and Restated By-Laws of Pueblo Xtra International, Inc2

II.      PUBELO INTERNATIONAL, LLC

         Plan of Reorganization and Conversion from PII to PILLC
         Restated Certificate of Incorporation of Pueblo International, Inc Certificate of Incorporation of Pueblo International, Inc
         By-Laws of Pueblo International, Inc. as adopted at the First Meeting of Directors
         By-Laws of Pueblo International, Inc. adopted July 28, 1993

III.     XTRA SUPER FOOD CENTERS, INC.

         Certificate of Incorporation of New Xtra, Inc
         Certificate of Merger of XSFC into Supermarkets, Inc2
         By-Laws of Xtra Super Food Centers, Inc.

IV.      XTRA MERGER CORPORATION

         Certificate of Incorporation of Xtra Merger Corporation
         By-Laws of Xtra Merger Corporation

V.       PUEBLO ENTERTAINMENT, INC.

         Agreement and Plan of Reorganization and Corporate Separation
         State of Delaware Certificate of Amended Certificate of Incorporation from Progresso C & C, Inc. to Pueblo Entertainment, Inc.
         B-Laws of Pueblo Entertainment, Inc.

VI.      CARIBAD, INC.

         Certificate of Incorporation of The ADTEAM, Inc.
         Certificado de Enmienda del Certificado de Incorporacion
         By-Laws of Caribad, Inc.

VII.     ALL TRUCK, INC.

         Certificate of Incorporation of All Truck, Inc.
         By-Laws of All Truck, Inc.

BLOCKBUSTER FRANCHISE AGREEMENT dated September 24, 1996, as amended on September 1, 2000.

COCA-COLA AGREEMENTS

         Agreement between PIILLC and Coca-Cola Bottlers
         Agreement between BBV and Coca-Cola PR Bottlers

MEDIA LETTER AGREEMENTS

         Memo from Lammers to Keon dated January 3, 2003 regarding Media Negotiations and Contracts, CY 2002, including attachment.

         Group Marketing Cooperation Agreement dated as of April 20, 2002 by and among Pueblo, Pueblo Entertainment, AOL Puerto Rico, DirecTV, etc.

         Letter dated July 18, 2002 from Ocero de Puerto Rico to McCann Eickson and acknowledged by Pueblo, Pueblo Entertainment, AOL Puerto Rico, DirecTV, and Leo Burnett.

         Letter dated July 1, 2002 from Uno Radio Group to Universal McCann Eickson and acknowledged by Pueblo, Pueblo Entertainment, AOL Caribbean Basin, DirecTV, and Leo Burnett.

         Contrato Publicitario Grupo Cisneros 2002 and acknowledged by Pueblo, Pueblo Entertainment, AOL, Satelites de P.R., Ltd and El Nuevo Dia;

         Contract between Grupo Cisneros, Starcom/Leo Burnett and McCann Erickson and Univison of Puerto Rico Inc. dated April, 2002, with addendum.

         2002 Contractual Agreement by and among Telemundo of P.R., Inc, Cisneros Group and McCann Erickson/Leo Burnett

         2002 Contractual Agreement by and among Televicentro de Puerto Rico, Cisneros Group and McCann Erickson/Leo Burnett

SUMMARY OF MANAGEMENT AGREEMENTS - The base salaries , the estimated cost of benefits, a summary of the change of control provisions and the length of each employment agreement has been provided to the Committee.

WILLIAM T. KEON, III EMPLOYMENT AGREEMENT